SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)         November 4, 2004

Credit Suisse First Boston (USA), Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

1-6862		13-1898818
(Commission File Number)		(I.R.S. Employer (Identification No.)

Eleven Madison Avenue, New York, New York		10010
(Address of principal executive office)		(Zip Code)

(212) 325-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On November 4, 2004, Credit Suisse Group, our ultimate parent, released its financial results for the three months and nine months ended September 30, 2004, including the financial results of the Credit Suisse First Boston business unit, of which we are a part.

Credit Suisse Group reported net income of CHF 1,351 million and CHF 4,669 million, respectively, and the Credit Suisse First Boston business unit reported net income of CHF 322 million and CHF 1,511 million, respectively, for the three months and nine months ended September 30, 2004.

We have not reported our financial results for the three months and nine months ended September 30, 2004 and will report these results in connection with the filing of our quarterly report on Form 10-Q.

We expect to report net income of USD 19 million and USD 478 million for the three months and nine months ended September 30, 2004, respectively.  We had net income of USD 131 million and USD 1,190 million for the three months and nine months ended September 30, 2003, respectively, with USD 314 million in the nine months ended September 30, 2003 from continuing operations and the remainder from the discontinued operations of the Pershing unit (including USD 852 million from its sale in May 2003).

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Credit Suisse First Boston (USA), Inc.

/s/ Paul C. Wirth
Paul C. Wirth
Chief Financial and Accounting Officer

November 4, 2004